EXHIBIT 99.1

IA GLOBAL RELEASES CORPORATE VIDEOS ON ITS JAPANESE OPERATIONS

BURLINGAME, CA  February 17, 2005/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) The company announced that is had released corporate videos on its Japanese operations, including Rex Tokyo and Fan Club Entertainment. The videos can be viewed at www.iaglobalinc.com under the investor section.

The company's CEO, Alan Margerison, said, "we are pleased to make these videos available to current and potential investors. This will allow investors to understand our unique Japanese operations and the Japanese gaming market."

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring Japanese and US companies that operate in the entertainment, media and technology areas. We hold a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan. Rex Tokyo is a supplier and fitter of installations for both new Pachinko parlors and stores that are carrying out re-fittings. It also supplies items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, lighting systems and Pachinko ball sand other Pachinko accessory products as well as numerous new Pachinko slot machines. Through our 67% equity interest in Fan Club Entertainment Ltd., we are a creative design studio focused on web and traditional print media, including providing services to the official Fan Club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc.

For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding IA Global Inc.'s business, which are not historical facts, are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Prospectus. Investors and prospective investors should read this press release in conjunction with the Company's reports on Form 10-K, Forms 10-Q and other forms as filed with the SEC.